SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No.  )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement             / / Confidential, For Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       AMERICAN WATER WORKS COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No Fee Required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:

________________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

________________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    / / Fee paid previously with preliminary materials:

________________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

________________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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

                    [LOGO] AMERICAN WATER WORKS COMPANY, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 4, 2000

TO THE HOLDERS OF:

COMMON STOCK
CUMULATIVE PREFERRED STOCK, 5% SERIES

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of American Water Works Company, Inc. will be held at The Mansion on Main Street, Kresson & Evesham Roads, Voorhees, New Jersey, on Thursday, May 4, 2000, at 10:00 A.M. EDST, for the following purposes:

         1. To elect five directors to serve for a three-year term expiring in 2003;

         2. To vote on the proposal to approve the 2000 Stock Award and Incentive Plan;

         3. To vote to ratify or reject the appointment of independent accountants made by the Board of Directors to audit the books and accounts of the Company at the close of the current fiscal year; and

         4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only holders of voting stock of record at the close of business on March 6, 2000 are entitled to notice of and to vote at the meeting.


                                  By Order of the Board of Directors,

                                  W. TIMOTHY POHL, General Counsel and Secretary


Voorhees, New Jersey
March 27, 2000

--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT!

  USING THE INTERNET OR TELEPHONE, YOU CAN VOTE ANYTIME, 24 HOURS A DAY, UP UNTIL 5:00 P.M. EDST ON WEDNESDAY, MAY 3, 2000. OR IF YOU PREFER, YOU CAN RETURN THE ENCLOSED PAPER PROXY IN THE ENVELOPE PROVIDED (TO WHICH NO
  POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES). PLEASE DO NOT
  RETURN THE ENCLOSED PAPER PROXY IF YOU ARE VOTING USING THE INTERNET OR TELEPHONE.
--------------------------------------------------------------------------------

                       AMERICAN WATER WORKS COMPANY, INC.
                              1025 LAUREL OAK ROAD
                           VOORHEES, NEW JERSEY 08043
                                  856-346-8200

                             PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 4, 2000

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Water Works Company, Inc. (hereinafter called the "Company") to be used at the annual meeting of shareholders of the Company on Thursday, May 4, 2000, and at any adjournment thereof. Shares represented by properly executed proxies received by the Company will be voted at the meeting. Where a choice is specified by the shareholder, the proxy will be voted in accordance with such choice. If no choice is specified, the proxy will be voted in accordance with the recommendations of the Board of Directors. Any proxy may be revoked at any time insofar as it has not been exercised. Shareholders may revoke proxies by written notice to the Company, or by delivery of a proxy bearing a later date, or by personally appearing at the meeting and casting a vote. Shareholders may also vote electronically or telephonically by following the instructions on the enclosed form of proxy. BankBoston, N.A., the Company's stock agent, is tabulating the votes cast for the meeting and will count the last vote received from a shareholder, whether by ballot, proxy, telephone or electronically through the Internet. This Notice of Meeting and Proxy Statement and the enclosed form of proxy are being mailed beginning March 27, 2000 to the holders of all voting securities.

     The presence in person or representation by proxy of shareholders entitled to cast a majority of votes on a particular matter to be voted upon shall constitute a quorum for the purpose of considering such matter. A proxy marked "withheld" in the election of directors or "abstain" on any other matter to be voted upon, will be considered to be represented at the meeting. A proxy marked "withheld" in the election of directors will be considered as not being voted and, therefore, will have no effect inasmuch as directors are elected by a plurality of votes cast in the election. A proxy marked "abstain" on any other matter to be voted upon at the meeting and broker non-votes will have the effect of an "against" vote inasmuch as the affirmative vote of a majority of the votes entitled to be cast on the matter is necessary for approval of the matter.

     The close of business on March 6, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. On the record date, there were outstanding and entitled to vote 97,591,855 shares of Common Stock (one vote per share) and 101,777 shares of Cumulative Preferred Stock, 5% Series (one-tenth of a vote per share).

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. The members of each class are elected to serve three-year terms with the terms of office of each class ending in successive years. William O. Albertini, Rhoda W. Cobb, Ray J. Groves, Ross A. Webber and Horace Wilkins, Jr. are the nominees for election to the Board of Directors as directors to serve until the year 2003 annual meeting or until their successors are elected and qualified. All of the nominees are currently directors of the Company.

     All of the nominees have indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by the proxy cards may be voted for a substitute nominee designated by the Board of Directors, unless an instruction to the contrary is indicated on the proxy card.

     Shareholders are entitled to cumulative voting rights in the election of directors. Each holder of Common Stock is entitled to one vote per share, and each holder of Cumulative Preferred Stock, 5% Series, is entitled to one-tenth of a vote per share. Each shareholder may cast as many votes as such shareholder's number of shares shall entitle him or her to vote in the election of directors multiplied by the number of directors to be elected, namely five, and such shareholder may cast all of such votes for a single director or distribute them among all of the directors to be voted for, or any two or more of them. A shareholder wishing to exercise his or her cumulative voting rights should give instructions on the enclosed form of proxy as to how such shareholder's votes are to be cumulated.

     Unless a shareholder specifically exercises his or her cumulative voting rights, such shareholder's votes may be distributed among the nominees (other than those from whom the shareholder withholds his or her vote) by the persons named in the proxy to elect as many as possible of the nominees. Such persons may vote cumulatively for such of the nominees (in some circumstances, less than all) as they in their discretion determine if in their judgment such action is necessary to elect as many of the nominees as possible.

     The Board of Directors recommends that the shareholders vote "FOR" the election of the five (5) nominees as Directors of the Company for a term to expire in 2003.

     Based on information as of March 6, 2000, the following describes the age, position with the Company, principal occupation and business experience during the past five years, and other directorships of each nominee and of each director whose term of office continues after the annual meeting.

         NOMINEES FOR ELECTION AS DIRECTORS FOR A TERM EXPIRING IN 2003


[PICTURE]                        WILLIAM O. ALBERTINI, age 56, became a director
                                 of the Company in 1990. He is a member of the Audit, Compensation and Management Development and Finance Committees. Prior to his retirement, he was Executive Vice President and Chief Financial Officer from August, 1997 to
                                 April, 1999 of Bell Atlantic Global Wireless,
                                 Inc., a provider of wireless communication services, and Executive Vice President and Chief Financial Officer from February, 1995 to
                                 August, 1997 and Vice President and Chief
                                 Financial Officer from February, 1991 to
                                 February, 1995 of Bell Atlantic Corporation, a provider of telecommunication services. Mr.
                                 Albertini is a director of BlackRock Funds and Triumph Group, Inc.


[PICTURE]                        RHODA W. COBB, age 60, became a director of the
                                 Company in 1999. She also served as a director of the Company from 1976 to 1993. She is a member of the Audit and Finance Committees. She is a homemaker and President of the Cobb
                                 Foundation.


[PICTURE]                        RAY J. GROVES, age 64, became a director of the
                                 Company in 1998. He is a member of the Audit and Finance Committees. He has been Chairman of Legg Mason Merchant Banking, Inc. since March,
                                 1995. Mr. Groves is a director of Allegheny
                                 Technologies Incorporated, Boston Scientific
                                 Corporation, Dominion Resources, Inc.,
                                 Electronic Data Systems Corporation, Marsh &
                                 McLennan Companies, Inc. and Nabisco Group
                                 Holdings, Inc.


[PICTURE]                        ROSS A. WEBBER, age 65, became a director of
                                 the Company in 1986. He is a member of the Executive and Audit Committees. He is Professor of Management at The Wharton School at the University of Pennsylvania and a private consultant on general management development.
                                 Mr. Webber is a director of Arcadis, N.V.


[PICTURE]                        HORACE WILKINS, JR., age 49, became a director
                                 of the Company in 1996. He is a member of the Compensation and Management Development and
                                 Corporate Governance Committees. He has been
                                 President-Special Markets since October, 1998 of SBC Telecommunications, Inc., a provider of telecommunication services. He was Regional
                                 President-South Texas from August, 1996 to
                                 October, 1998 and was President-Missouri from December, 1992 to August, 1996 of Southwestern
                                 Bell Telephone Company, a provider of telephone services. Mr. Wilkins is a director of Cullen
                                 Frost National Bank.

                    DIRECTORS WHOSE TERM WILL EXPIRE IN 2001


[PICTURE]                        HENRY G. HAGER, age 65, became a director of
                                 the Company in 1986. He is a member of the Executive and Corporate Governance Committees.
                                 Prior to his retirement, he was President of Insurance Federation of Pennsylvania, Inc. from
                                 January, 1985 to December, 1999. He was a partner in the law firm of Stradley, Ronon, Stevens & Young from November, 1993 to
                                 December, 1999. Mr. Hager is a director of HealthAxis, Inc.


[PICTURE]                        FREDERICK S. KIRKPATRICK, age 55, became a
                                 director of the Company in 1999. He is a member of the Audit Committee. He is Vice Chairman and
                                 Chief Executive Officer of MFO Management
                                 Company, a private, family-owned financial services company.


[PICTURE]                        GERALD C. SMITH, age 65, became a director of
                                 the Company in 1998. Prior to his retirement, he was Vice President of the Company from May, 1991 to December, 1999. In addition, he was Senior Vice President-Operations from July,
                                 1991 to February, 1999 of American Water Works
                                 Service Company, Inc., the service subsidiary of the Company. During his 47-year career, he has held numerous positions with other subsidiaries of the Company.


[PICTURE]                        ANTHONY P. TERRACCIANO, age 61, became a
                                 director of the Company in 1997 and has been Vice Chairman of the Board of Directors of the Company since May, 1998. He is a member of the Executive, Corporate Governance and Finance
                                 Committees. Prior to his retirement, he was President of First Union Corporation from
                                 January, 1996 to January, 1998. Mr. Terracciano was Chairman of the Board, President and Chief
                                 Executive Officer of First Fidelity
                                 Bancorporation from February, 1990 to January,
                                 1996.


[PICTURE]                        MARILYN WARE, age 56, became a director of the
                                 Company in 1982 and has been Chairman of the Board of Directors of the Company since May, 1988. She is a member of the Executive, Audit, Compensation and Management Development,
                                 Corporate Governance and Finance Committees.
                                 She also serves as Chief Executive Officer of the Ware Family Offices. Ms. Ware is a director of CIGNA Corporation and PPL Corporation.

                    DIRECTORS WHOSE TERM WILL EXPIRE IN 2002


[PICTURE]                        J. JAMES BARR, age 58, became a director of the
                                 Company in 1997. He is a member of the
                                 Executive Committee. He has been President and
                                 Chief Executive Officer of the Company since
                                 March, 1998 and was Acting President and Chief
                                 Executive Officer of the Company from November,
                                 1997 to March, 1998. He was Vice President and
                                 Treasurer of the Company prior thereto. In addition, he has been Chairman of the Board of Directors and President since March, 1998 of
                                 American Water Works Service Company, Inc., the service subsidiary of the Company. He was Senior Vice President-Financial Services of
                                 American Water Works Service Company, Inc.
                                 prior thereto.


[PICTURE]                        ELIZABETH H. GEMMILL, age 54, became a director
                                 of the Company in 1983. She is a member of the Compensation and Management Development and
                                 Corporate Governance Committees. She is the
                                 Managing Trustee of the Warwick Foundation. She was Vice President and Secretary of Tasty
                                 Baking Company from February, 1988 to March,
                                 1999. Ms. Gemmill is also a director of
                                 Universal Display Corporation and Willow Grove
                                 Bancorp.


[PICTURE]                        NANCY WARE WAINWRIGHT, age 63, became a
                                 director of the Company in 1984. She is a member of the Executive and Corporate
                                 Governance Committees. She is Chairman and
                                 Chief Executive Officer of the
                                 Catlin-Wainwright Foundation.


[PICTURE]                        PAUL W. WARE, age 53, became a director of the
                                 Company in 1990. He also served as a director of the Company from 1982 to 1986. He is a member of the Compensation and Management
                                 Development and Finance Committees. Prior to his retirement in August, 1998, Mr. Ware was Chairman of Penn Fuel Gas, Inc., a gas distribution company. Mr. Ware is a director of The York Water Company.


[PICTURE]                        WILLIAM S. WHITE, age 62, became a director of
                                 the Company in 1999. He is Chairman, President and Chief Executive Officer of the Charles
                                 Stewart Mott Foundation, a private charitable foundation. He is also Chairman of U. S. Sugar
                                 Corporation.

      Marilyn Ware and Paul W. Ware are the daughter and son of Marian S. Ware, who beneficially owns more than 5% of the Company's Common Stock. Rhoda W. Cobb and Nancy Ware Wainwright are sisters and are cousins of Marilyn Ware and Paul
W. Ware.

                    MEETINGS OF THE BOARD AND ITS COMMITTEES

     Attendance at meetings of the Board of Directors and committees of the Board by directors averaged 92% during 1999. All nominees attended 89% or more of their scheduled meetings of the Board of Directors and committees of the Board of which they were members. There were seven meetings of the Board of Directors during 1999.

     The Board of Directors has an Executive Committee, an Audit Committee, a Compensation and Management Development Committee, a Corporate Governance Committee and a Finance Committee. Membership of the committees as of the record date of March 6, 2000 is listed at the beginning of the description of each committee.

     Members of the Executive Committee:   Marilyn Ware (Chairman), J. James
Barr, Henry G. Hager, Anthony P. Terracciano, Nancy Ware Wainwright and Ross A. Webber. The Executive Committee exercises all the powers of the Board of Directors when the Board is not in session, except as otherwise provided by Delaware law and the Company's by-laws. There were six meetings of the Board's Executive Committee during 1999.

     Members of the Audit Committee:   Ray J. Groves (Chairman), William O.
Albertini, Rhoda W. Cobb, Frederick S. Kirkpatrick, Marilyn Ware and Ross A. Webber. The Audit Committee recommends to the Board of Directors the independent accountants to audit the books and accounts of the Company. The Audit Committee met with the Company's independent accountants and the Company's officers three times during 1999 to review the scope of the audit to be performed, approve the fee to be paid for the audit and review the results of the audit of the financial statements included in the Annual Report and the adequacy of internal accounting controls and accounting practices.

     Members of the Compensation and Management Development Committee:   Horace
Wilkins, Jr. (Chairman), William O. Albertini, Elizabeth H. Gemmill, Marilyn Ware and Paul W. Ware. The Compensation and Management Development Committee met four times during 1999 to evaluate and report to the Board of Directors concerning the Company's compensation practices and benefit programs and to evaluate and set, subject to the concurrence of the Board of Directors, the compensation to be paid to the President and Chief Executive Officer.

     Members of the Corporate Governance Committee:   Henry G. Hager (Chairman),
Elizabeth H. Gemmill, Anthony P. Terracciano, Marilyn Ware, Nancy Ware Wainwright and Horace Wilkins, Jr. The Corporate Governance Committee recommends to the Board of Directors the slate of director-nominees to stand for election each year at the annual meeting of shareholders, and in the event of interim vacancies, candidates to fill such vacancies on the Board of Directors. The Corporate Governance Committee also evaluates and reports to the Board of Directors on the effectiveness of the Board and its committee system and the compensation and benefit program for directors. The Corporate Governance Committee met six times during 1999.

     The Corporate Governance Committee will consider nominees for the Board of Directors suggested by shareholders. Such suggestions for the annual meeting of shareholders in 2001 must be in writing and delivered to the General Counsel and Secretary of the Company by December 29, 2000.

     Members of the Finance Committee:   William O. Albertini (Chairman), Rhoda
W. Cobb, Ray J. Groves, Anthony P. Terracciano, Marilyn Ware and Paul W. Ware. The Finance Committee met eight times during 1999 to assist management and the Board of Directors in evaluating matters such as acquisitions, divestitures, joint ventures and partnerships, to advise management and make recommendations to the Board of Directors relative to the various financial policies and programs of the Company, and to review and monitor the funding, asset allocation and investment performance of the Company's group benefit and retirement plan assets.

                             DIRECTOR REMUNERATION

     The amounts paid to directors who are not associates of the Company or one of its subsidiaries for their services as such and for their participation on committees of the Board of Directors are as follows: (i) each director receives a retainer of $30,000 per year plus a fee of $1,500 for each Board meeting attended, (ii) each member of the Executive Committee receives an additional retainer of $5,000 per year plus a fee of $1,000 for each Executive Committee meeting attended and (iii) the Chairmen of the Audit Committee, Compensation and Management Development Committee, Corporate Governance Committee and Finance Committee each receive an additional retainer of $1,500 per year, and each member of these committees receives a fee of $1,000 for each meeting attended. The Chairman of the Board of Directors receives an additional annual retainer of $150,000. Directors who are associates of the Company or one of its subsidiaries do not receive retainers or attendance fees.

     Subject to shareholder approval of the 2000 Stock Award and Incentive Plan at this annual meeting, the Board of Directors has terminated the Retirement Benefit Policy for Directors effective December 31, 1999. As a result, no additional retirement benefits will accrue in respect of Board service after December 31, 1999, and each non-associate member of the Board of Directors as of such date could elect to (i) retain his or her current retirement benefit (i.e., $15,500 per year upon retirement from the Board of Directors for the number of years equivalent to his or her Board service through December 31, 1999); or (ii) convert the present value of his or her current retirement benefit into deferred Company Common Stock shares at the December 31, 1999 closing price of $21.25 per share, which shares will be paid (together with dividend equivalents) in a lump sum in January following the year of retirement from the Board of Directors or, at his or her prior election, in up to 10 annual installments commencing on such date. The present value of retirement benefits that directors may elect to convert into deferred Company Common Stock shares are respectively: Mr. Albertini, $114,836; Mr. Barr, $0; Mrs. Cobb, $131,142; Ms. Gemmill, $165,392;
Mr. Groves, $18,732; Mr. Hager, $146,283; Mr. Kirkpatrick, $7,657; Mr. Smith, $0; Mr. Terracciano, $33,785; Mrs. Wainwright, $157,211; Ms. Ware, $171,124; Mr.
Ware, $114,836; Mr. Webber, $146,283; Mr. White, $7,657; and Mr. Wilkins,
$51,297.

     In lieu of future benefit accruals under the Retirement Benefit Policy for Directors, the Board of Directors agreed to award each non-associate member of the Board of Directors, subject to shareholder approval of the 2000 Stock Award and Incentive Plan, an annual deferred Company Common Stock grant of 425 shares, which shares will be paid (together with dividend equivalents) in a lump sum in January following the year of retirement from the Board of Directors or, at his or her prior election, in up to 10 annual installments commencing on such date.

     The Board of Directors also terminated the Company's practice of providing term life insurance for non-associate directors in exchange for 25 deferred Company Common Stock shares.

                          STOCK OWNERSHIP INFORMATION

     The following table sets forth information as of March 6, 2000 with respect to beneficial ownership of Common Stock of the Company by: (i) the nominees and continuing directors, (ii) the five most highly compensated executive officers and (iii) all nominees, continuing directors and executive officers of the Company as a group. If a nominee, continuing director or executive officer owns less than one percent of the Company's Common Stock, no percentage is shown under the heading "Percent of Class." Information for the table was obtained from the nominees, continuing directors and executive officers. For purposes of the table, a person is a "beneficial owner" of the Company's Common Stock if that person, directly or indirectly, has or shares with others (i) the power to vote or direct the voting of the Common Stock or (ii) investment power with respect to the Common Stock, which includes the power to dispose or direct the disposition of the Common Stock.

                                             AMOUNT AND NATURE
                                          OF BENEFICIAL OWNERSHIP
                                       -----------------------------
                                        SOLE VOTING    SHARED VOTING    SHARES OWNED BY
        NAME OF INDIVIDUAL OR          OR INVESTMENT   OR INVESTMENT   SPOUSE AND MINOR                 PERCENT
     NUMBER OF PERSONS IN GROUP          POWER(1)        POWER(2)         CHILDREN(2)        TOTAL      OF CLASS
-------------------------------------  -------------   -------------   -----------------   ----------   --------
William O. Albertini.................       13,118                                             13,118        *
J. James Barr........................      748,988                            1,019           750,007        *
Rhoda W. Cobb........................        6,000          390,000           3,000           399,000        *
Elizabeth H. Gemmill.................       34,613        2,109,282                         2,143,895      2.2%
Ray J. Groves........................        4,098                                              4,098        *
Henry G. Hager.......................        8,000                           15,548            23,548        *
Frederick S. Kirkpatrick.............        8,000        4,769,720                         4,777,720      4.9%
Gerald C. Smith......................       40,468                               69            40,537        *
Anthony P. Terracciano...............       64,000                                             64,000        *
Nancy Ware Wainwright................        6,824          501,105                           507,929        *
Marilyn Ware.........................    4,908,630        4,866,460                         9,775,090     10.0%
Paul W. Ware.........................       29,400          811,376                           840,776        *
Ross A. Webber.......................        3,401                                              3,401        *
William S. White.....................       10,000        7,750,795                         7,760,795      8.0%
Horace Wilkins, Jr...................        1,803                                              1,803        *
Joseph F. Hartnett, Jr...............        9,168                                              9,168        *
W. Timothy Pohl......................       23,175                                             23,175        *
Robert D. Sievers....................       19,662                                             19,662        *
Ellen C. Wolf........................          724                              200               924        *
All nominees, continuing directors
   and executive officers as a group
   (19 persons)......................    5,940,072       15,629,642          19,836        21,589,550     22.1%

------------------

     *  Represents holdings of less than one percent.

   (1) Does not include shares of the Company's Common Stock to be credited during 2000 to the accounts of the executive officers pursuant to the Company's Employees' Stock Ownership Plan and Savings Plan for Employees.

------------------
See footnote (2) on page 9

   (2) Cobb Foundation, a charitable trust of which Rhoda W. Cobb is a trustee, owns 390,000 shares of the Common Stock of the Company. Catlin-Wainwright Foundation, a charitable trust of which Nancy Ware Wainwright is a trustee, owns 501,105 shares of the Common Stock of the Company. Oxford Foundation, Inc., a non-profit corporation of which Marilyn Ware and Paul W. Ware are directors, owns 797,376 shares of the Common Stock of the Company. Warwick Foundation, a charitable foundation of which Elizabeth H. Gemmill is the Managing Trustee, owns 615,000 shares of the Common Stock and 200 shares of 5% Cumulative Preferred Stock of the Company.

        Frederick S. Kirkpatrick and William S. White are trustees of a trust which owns 4,769,720 shares of the Common Stock of the Company, the beneficiaries of which are relatives of Mr. White.

        As the trustees or directors of these non-profit organizations and the beneficial trust have voting and investment power, the shares of the Company's Common Stock held by such non-profit organizations and the beneficial trust are shown opposite the name of the nominee, continuing director or executive officer, but such shares are reported only once in the total for nominees, continuing directors and executive officers as a group. The nominees, continuing directors and executive officers deny beneficial ownership of such shares.

        The nominees, continuing directors and executive officers also deny beneficial ownership of shares owned by their spouses and minor children.

     None of the nominees, continuing directors or executive officers has any material interest in any other stock of the Company or its subsidiaries.

     Based upon information available to the Company as of March 6, 2000, the following persons beneficially own more than 5% of the Company's Common Stock.

                                                          AMOUNT AND NATURE
                                                       OF BENEFICIAL OWNERSHIP
                                                    -----------------------------
                                                     SOLE VOTING    SHARED VOTING
                 NAME AND ADDRESS                   OR INVESTMENT   OR INVESTMENT   PERCENT
               OF BENEFICIAL OWNER                      POWER           POWER       OF CLASS
--------------------------------------------------  -------------   -------------   --------
Marian S. Ware....................................    4,043,305        840,916         5.0%
2 East Main Street
Strasburg, PA 17579

The Bessemer Group, Incorporated..................    7,049,404          6,100         7.2%
100 Woodbridge Center Drive
Woodbridge, NJ 07095

     Based upon filings with the Securities and Exchange Commission, as of March 6, 2000 there are no persons who own beneficially more than 5% of the outstanding shares of the Company's Cumulative Preferred Stock, 5% Series.

                   REPORT OF THE COMPENSATION AND MANAGEMENT
                DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

Overview

     The Compensation and Management Development Committee of the Board of Directors (the "Committee") is comprised entirely of independent non-associate directors. The Committee establishes the Company's compensation policy, subject to the concurrence of the Board of Directors, and is responsible for administering the compensation program for the Company's executives.

     The Committee endeavors to ensure that the Company's executive compensation program enables the Company to attract, retain, motivate and reward the talented executives it needs. Consistent with this objective, it is the policy of the Committee that the total compensation opportunity available to executives should be competitive with the median remuneration received by those in positions of similar responsibilities in other comparable companies, with the opportunity for above median remuneration for superior performance. To this end, the Committee retains independent compensation consultants to periodically study the Company's compensation program for executives, collect and analyze competitive compensation data, and make recommendations consistent with the Company's compensation policy.

     The Committee makes executive compensation decisions on the basis of total remuneration, rather than on separate free-standing components. The Committee has sought to create an integrated total remuneration program structured to balance appropriately short- and long-term financial and strategic goals. A significant amount of total pay for executives is comprised of at-risk pay to align executive interests with shareholder interests and directly tie compensation value to performance.

     The compensation program for executives is comprised of base salary, an annual incentive opportunity and a long-term incentive opportunity.

Base Salary

     The President and Chief Executive Officer, with the concurrence of the Committee, annually sets the salary within the designated salary band for each executive other than himself based on the responsibilities and achievements of each such executive.

     The Committee, with the concurrence of the Board of Directors, sets a salary within the designated salary band for the President and Chief Executive Officer on the basis of merit. This evaluation of merit involves, among other things, an analysis of (i) the Company's financial performance and (ii) the performance of the President and Chief Executive Officer in maintaining the Company as a leader in the water management industry and in expanding the Company's water service operations consistent with the Company's commitment to quality water service to customers of its utility subsidiaries.

     Inasmuch as water service operations are the Company's principal business, evaluating the Company's financial performance requires an understanding of (i) the prevailing regulatory practice in each of the states in which the Company's utility subsidiaries operate and (ii) the effect varying weather conditions have on revenues and expenses. Consequently, the Committee has not adopted a formulaic relationship between changes in the Company's financial performance and changes in the level of base salary for the President and Chief

Executive Officer. Similarly, because of the varied subjective considerations involved, the Committee does not evaluate on a formulaic basis the performance of the President and Chief Executive Officer in maintaining the Company as a leader in the water management industry or in expanding the Company's water service operations.

Annual Incentive Compensation

     The Company maintains an annual incentive program to provide an opportunity for executives and other key associates of the Company and its subsidiaries to earn an annual cash incentive award for achieving financial and operational goals, including an important emphasis on customer service for executives employed by the Company's utility subsidiaries. The financial goals for 1999 were based on achieving the utility operating income and return on equity authorized by the various state utility regulators for the Company's utility subsidiaries. Customer service goals were premised on delivering at all times high quality water at adequate pressures to water service customers and responding promptly to customer service and billing inquiries. Other operational goals are based on an evaluation of each participant's individual performance. The exact amount of an award depends on the performance of the Company and of the participant. Annual incentive awards made to executives for 1999 are shown in the Summary Compensation Table of this Proxy Statement.

     In connection with the adoption of the 2000 Stock Award and Incentive Plan (Proposal 2 of this Proxy Statement), the Committee has decided to modify some of the performance measures that will be used to calculate annual incentive awards for 2000. Financial goals generally will be based on the achievement of "economic profit," which the Committee believes is linked more directly to the creation of shareholder value. "Economic profit" is determined by subtracting a charge for capital (debt and equity) from net operating profit after tax. Operational goals will continue to apply, and adjustments may be made based on an evaluation of individual performance.

Long-Term Incentive Compensation

     At their 1994 annual meeting, shareholders of the Company adopted the Long-Term Performance-Based Incentive Plan for executives and other key associates of the Company and its subsidiaries. The exact amount of an award is a function of the Company attaining its Earnings Per Share Growth and Total Return to Stockholders Performance Cycle Goals and the individual performance of the participant. Awards to executives under the plan, if any, are generally paid as follows: 75% in restricted shares of Common Stock and 25% in cash. Awards made to executives under the Long-Term Performance-Based Incentive Plan for the performance cycle that began January 1, 1997 and concluded December 31, 1999 are shown in the Summary Compensation Table of this Proxy Statement.

     Commencing in 2000, the Committee has decided to introduce stock options as a component of the Company's long-term incentive compensation program, subject to shareholder approval of the 2000 Stock Award and Incentive Plan. A competitive level of long-term incentive value will be delivered through a balanced mixture of stock options and performance cycle awards similar to the awards currently provided under the Long-Term Performance-Based Incentive Plan. Stock options will have a fair market value exercise price when granted and will result in a reward for participants only in the event of Common Stock appreciation. The Committee believes that stock options will enhance the Company's ability to compete for executive talent in the marketplace and will further align the interests of executives with shareholders.

Internal Revenue Code

     Section 162(m) of the Internal Revenue Code (the "Code") provides that compensation paid to certain executives in excess of $1 million will not be deductible for purposes of corporate income tax unless it is performance-based compensation and is paid pursuant to a plan meeting certain requirements of the Code. The Committee intends to continue reliance on performance-based compensation programs. Such programs will be intended to fulfill future corporate business objectives. The Committee currently anticipates that, to the extent practicable and in the Company's best interest, such programs will be designed to satisfy the requirements of Section 162(m) with respect to the deductibility of compensation paid. The Committee recognizes, however, that there may be business considerations that dictate that compensation be paid that is not deductible under Section 162(m).

                AS SUBMITTED BY THE MEMBERS OF THE COMPENSATION
                     AND MANAGEMENT DEVELOPMENT COMMITTEE:


                  William O. Albertini     Paul W. Ware
                  Elizabeth H. Gemmill     Horace Wilkins, Jr.
                  Marilyn Ware


Dated: January 6, 2000

                               PERFORMANCE GRAPH

     The following graph compares the changes over the last five years in the value of $100 invested in (i) the Company's Common Stock, (ii) the Standard & Poor's 500 Stock Index ("S&P 500 Index"), (iii) the Standard & Poor's Utilities Stock Index ("S&P Utilities Index" or "New Peer Group") and (iv) the Dow Jones Water Utilities Index ("Dow Jones Water Index" or "Old Peer Group").

     The year-end values of each investment are based on share price appreciation and the reinvestment of all dividends. The calculations exclude trading commissions and taxes. Total shareholder returns from each investment, whether measured in dollars or percent, can be calculated from the year-end investment values shown beneath the graph.

     The business of providing reliable water service continues to undergo significant transition. As the regulatory environment changes, new opportunities are being created for qualified business enterprises to expand their involvement in water resources management. The Company has enhanced its strategy for growth to encompass a broadening of the scope and geographic diversity of its investments. Its continued efforts to acquire water and wastewater systems represent one part of this growth strategy.

     In order to reflect the broadening competitive market and the Company's growth strategy, the New Peer Group is being presented. The recent proliferation of mergers and acquisition activity in the water utility industry has also impacted the relevance and viability of maintaining the Old Peer Group. For comparative purposes, both peer groups are presented.

     The New Peer Group comprises those companies included in the S&P Utilities Index. This index of 40 utility companies was designed to measure the performance of the utility sector of the S&P 500 Index. The S&P Utilities Index includes companies with geographic diversity and reflects both regulated business activities and diversification in non-regulated areas. The New Peer Group will be used in the future.

     The Old Peer Group comprises the five companies included in the Dow Jones Water Index. In addition to the Company, the members of this peer group are:
California Water Service Group, Philadelphia Suburban Corporation, United Water Resources Incorporated and Aquarion Company. The Old Peer Group will not be used in the future.

                       FIVE-YEAR CUMULATIVE TOTAL RETURNS
                  VALUE OF $100 INVESTED ON DECEMBER 31, 1994



                                    [GRAPHIC]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:


                   DEC-94          DEC-95          DEC-96          DEC-97          DEC-98          DEC-99
American
  Water Works       $100            $150            $158            $226            $287            $186
S&P 500             $100            $138            $169            $226            $290            $351
S&P Utilities       $100            $142            $146            $183            $210            $191
DJ Water Utils      $100            $129            $154            $212            $270            $233

                            MANAGEMENT REMUNERATION

     The following table sets forth the annual compensation paid to each of the Company's six most highly compensated executive officers for services to the Company and its subsidiaries in all capacities for each of the last three calendar years.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                                  AWARDS    PAYOUTS
                                                                                 ---------  -------
                                                    ANNUAL COMPENSATION          RESTRICTED
        NAME OF EXECUTIVE OFFICER          -------------------------------------   STOCK     LTIP       ALL OTHER
         AND PRINCIPAL POSITION              YEAR        SALARY        BONUS     AWARDS(1)  PAYOUTS  COMPENSATION(2)
-----------------------------------------  ---------  ------------  ------------ ---------  -------  ---------------

J. James Barr(3).........................    1999      $489,492      $146,529    $ 77,862   $25,192      $ 6,481
   President and Chief                       1998       402,917       144,897     126,382    24,012        6,109
      Executive Officer of the               1997       294,333        58,167     194,022    26,775        5,465
         Company

Gerald C. Smith(4).......................    1999       375,000        79,747      42,500    13,748        8,008
   Vice President of the                     1998       291,833        55,924     126,382    24,012        7,338
      Company                                1997       279,333        58,167     194,022    26,775        6,605

Ellen C. Wolf(5).........................    1999       321,008        46,518      12,491     4,038          500
   Vice President and Chief                  1998             0             0           0         0            0
      Financial Officer of the               1997             0             0           0         0            0
         Company

W. Timothy Pohl..........................    1999       196,875        37,734      26,613     8,606        7,988
   General Counsel and                       1998       188,792        30,839      39,208     7,452        7,338
      Secretary of the Company               1997       183,600        32,772     100,345    13,847        6,725

Joseph F. Hartnett, Jr...................    1999       185,833        31,185      14,506     4,694        8,041
   Treasurer of the Company                  1998       180,000        30,839      32,422     6,160        7,413
                                             1997       166,900        29,792      44,239    18,315        6,721

Robert D. Sievers........................    1999       161,667        31,185      10,899     3,527        7,473
   Comptroller of the Company                1998       150,000        30,839      32,422     6,160        6,754
                                             1997       134,667        22,384      82,955    11,447        6,080

------------------

      (1) Dollar values of restricted shares of Common Stock awards are based on market price at the time of grant. The aggregate number of restricted stock held and their value as of December 31, 1999 for the executives were as follows: Mr. Barr -- 16,927 shares / $359,699; Mr. Smith -- 16,927 shares / $359,699; Ms. Wolf -- 0 shares / $0; Mr.
           Pohl -- 7,852 shares / $166,855; Mr. Hartnett -- 2,624 shares / $55,760; and Mr. Sievers -- 6,492 shares / $137,955. Dividends are paid on the restricted shares of Common Stock at the same time and rate as dividends are paid to holders of unrestricted shares of Common Stock.


------------------
See footnotes (2), (3), (4) and (5) on page 15

      (2) Dollar values of the shares of the Company's Common Stock purchased with Company contributions and credited to the account of the named executive officer under the Employees' Stock Ownership Plan and Savings Plan for Employees.

      (3) On November 6, 1997, J. James Barr was elected as a director and appointed Acting President and Chief Executive Officer of the Company. Coincident with his appointment, Mr. Barr was awarded 11,000 Common Stock units of the Company payable on November 6, 2000 based on the per share closing price of the Company's Common Stock on that date, subject to certain conditions. This compensation award was filed with the Securities and Exchange Commission as an exhibit to the Company's Annual Report on Form 10-K for 1997. The foregoing description is qualified in its entirety by reference to such exhibit.

      (4) Gerald C. Smith retired as an associate of the Company effective January 1, 2000.

      (5) Ellen C. Wolf joined the Company in May, 1999. Her salary for 1999 includes a $150,000 signing bonus.

     The Company has maintained since 1976 an Employees' Stock Ownership Plan (the "ESOP") which has been amended from time to time, primarily to reflect changes in federal tax law. Substantially all associates of the Company and its subsidiaries who are not included in a bargaining unit may participate in the ESOP beginning on January 1 following his or her date of hire. The Company also maintains a Savings Plan for Employees. The Savings Plan was established in 1993. Substantially all associates of the Company and its subsidiaries who have completed six months of service may participate in the Savings Plan. As of March 6, 2000, the ESOP and Savings Plan together held 3.3% of the Company's Common Stock.

                                  PENSION PLAN

     The following table shows the approximate annual retirement benefits which will be payable under the Company's Pension Plan, Supplemental Executive Retirement Plan and Supplemental Retirement Plan at the normal retirement age of 65 (assuming continuation of the plans) for specified years of service and levels of average remuneration.

       FINAL                                     YEARS OF SERVICE
      AVERAGE        -------------------------------------------------------------------------
    REMUNERATION        15           20           25           30           35           40
    ------------     --------     --------     --------     --------     --------     --------
      $150,000       $ 45,874     $ 61,166     $ 76,457     $ 81,707     $ 86,957     $ 92,207
       200,000         62,374       83,166      103,957      110,957      117,957      124,957
       250,000         78,874      105,166      131,457      140,207      148,957      157,707
       300,000         95,374      127,166      158,957      169,457      179,957      190,457
       350,000        111,874      149,166      186,457      198,707      210,957      223,207
       400,000        128,374      171,166      213,957      227,957      241,957      255,957
       450,000        144,874      193,166      241,457      257,207      272,957      288,707
       500,000        161,374      215,166      268,957      286,457      303,957      321,457
       550,000        177,874      237,166      296,457      315,707      334,957      354,207
       600,000        194,374      259,166      323,957      344,957      365,957      386,957
       650,000        210,874      281,166      351,457      374,207      396,957      419,707

     The Company and its subsidiaries have a defined benefit, non-contributory Pension Plan which covers substantially all associates, including the executive officers listed in the Summary Compensation Table on page 14. Annual amounts which are contributed to the plan and charged to expense during the year are computed on an aggregate actuarial basis and cannot be individually allocated. The remuneration covered under the plan includes salaries and annual cash bonuses paid to plan participants. Directors who are not also associates do not participate in the plan. Benefits under the plan are calculated as a percentage of the highest average remuneration during those 60 consecutive months of employment of the final 120 months of employment that yield the highest average. That percentage depends on the associate's total number of years of service. Benefits are not subject to reduction for Social Security or other benefits, but are restricted under federal tax law to a maximum of $135,000 per year. As of March 6, 2000, Mr. Barr, Ms. Wolf, Mr. Pohl, Mr. Hartnett and Mr. Sievers have been credited with 38, 0, 15, 7 and 23 years of service, respectively, under the plan.

     In 1985, the Company established a Supplemental Executive Retirement Plan under which it has agreed to provide additional retirement benefits to certain associates of the Company and its subsidiaries, designated from time to time by the Board of Directors. Mr. Barr, Ms. Wolf, Mr. Pohl, Mr. Hartnett and Mr. Sievers have been so designated. Benefits under the Supplemental Executive Retirement Plan are intended to (i) provide the additional retirement benefits that would be payable under the Company's Pension Plan if federal tax law did not restrict such benefits as described in the preceding paragraph, (ii) compute the benefits payable on the basis of the highest average remuneration during 36 consecutive months rather than 60 consecutive months of employment and (iii) provide additional years of service to those covered associates hired in mid-career.

     In 1989, recognizing that the federal tax law restrictions on benefits payable under the Pension Plan had begun to affect associates who were not eligible for the Supplemental Executive Retirement Plan, the Company adopted the Supplemental Retirement Plan (the "SRP"). The SRP is designed to provide benefits to certain key associates designated by the Board of Directors, equal to those that would be provided under the Pension Plan's benefit formula if it were unaffected by the federal tax law restrictions on benefits. Benefits payable under the SRP are reduced by any benefit payable to the same individual under the Supplemental Executive Retirement Plan.

                                 PROPOSAL NO. 2

              APPROVAL OF THE 2000 STOCK AWARD AND INCENTIVE PLAN

GENERAL

     As discussed above in the "Report of the Compensation and Management Development Committee of the Board of Directors on Executive Compensation," the Company has tied a substantial part of the compensation of executives and key associates to annual and long-term Company performance, including through the grant of performance-based restricted stock awards. The Board of Directors has determined that it is in the best interests of the Company to adopt the 2000 Stock Award and Incentive Plan (the "2000 Plan"), with the approval of shareholders, to enhance the ability of the Company to link pay to performance, including through the use of stock options.

     The Board of Directors and the Compensation and Management Development Committee (the "Committee") believe that attracting and retaining executives and other key associates of high quality has been and will continue to be essential to the Company's growth and success. To this end, a comprehensive compensation program which includes different types of incentives for motivating associates and rewards for outstanding service can contribute to the Company's future success. In particular, the Company intends to use stock options and stock-related awards as an important element of compensation for executives and other associates. Such awards enable them to acquire or increase their proprietary interest in the Company, thereby promoting a closer identity of interests between them and the Company's shareholders. In addition, annual incentive awards and other performance-based awards will provide incentives for achieving specific performance objectives. The Board of Directors and the Committee, therefore, view the 2000 Plan as a key part of the Company's compensation program.

     The 2000 Plan would replace the Company's current Long-Term Performance-Based Incentive Plan (the "Current Plan"), which has been in effect since 1994. Under the Current Plan, cash-denominated awards have been granted conditioned upon performance as measured by earnings per share growth and total shareholder return over a three-year performance cycle. If earned, awards to executives under the Current Plan are generally paid out 75% in the form of restricted stock and 25% in cash. Additional restricted stock is credited to executives based on dividends that would have been paid on the restricted stock had it been granted at the beginning of the performance period. The 2000 Plan would allow the Company to continue to grant performance-based awards similar to those under the Current Plan, but would also authorize a broad range of other awards, including options, restricted and deferred stock, performance awards, stock appreciation rights ("SARs") and other types of awards based on the Company's Common Stock (collectively, "Awards").

REASONS FOR SHAREHOLDER APPROVAL

     The Board of Directors and the Committee seek shareholder approval of the 2000 Plan in order to satisfy certain legal requirements and to provide tax advantages to the Company and participants. Approval of the 2000 Plan will meet a requirement of the New York Stock Exchange.

     In addition, the Board of Directors and the Committee seek to preserve the Company's ability to claim tax deductions for compensation, to the greatest extent practicable. Therefore, the Company is seeking shareholder approval of the material terms of performance awards to named executives under the 2000 Plan, in order to meet a key requirement for such awards to qualify as "performance-based" compensation under Section 162(m) of the Internal Revenue Code (the "Code"). Section 162(m) limits the deductions a publicly-held company can claim for compensation in excess of $1 million paid to certain executive officers (generally, the officers who are "named executive officers" in the summary compensation table in the Company's Proxy Statement). "Performance-based" compensation is not counted against the $1 million deductibility cap. If the 2000 Plan is approved by shareholders, performance awards intended by the Committee to qualify as "performance-based" compensation will be payable only upon achievement of pre-established performance goals, subject to any additional requirements and terms as the Committee may establish. Such performance awards can be used to place strong emphasis on the building of value for all shareholders. For purposes of Code Section 162(m), approval of the 2000 Plan will be deemed also to include approval of the eligibility of executive officers and other eligible persons to participate, the per-person limitations described below under the caption "Shares Available and Award Limitations," and the general business criteria upon which performance objectives for performance awards are based, described below under the caption "Performance-Based Awards." Because shareholder approval of general business criteria, without specific targeted levels of performance, qualifies performance awards for a period of approximately five years, shareholder approval of such business criteria will meet the requirements under Section 162(m) until 2005. Shareholder approval of the performance goal inherent in stock options and SARs (increases in the market price of shares) is not subject to a time limit under
Section 162(m).

     Shareholder approval will also allow the Committee to designate options as "incentive stock options," if it chooses, to provide tax advantages to participants. These advantages are explained below.

DESCRIPTION OF THE 2000 PLAN

     The following is a brief description of the material features of the 2000 Plan. This description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this Proxy Statement as Appendix A.

     Shares Available and Award Limitations.   Under the 2000 Plan, the number
of shares of Common Stock reserved and available for awards will be 4,000,000 plus the number of shares that remain available for issuance under the Current Plan after all awards thereunder have been settled. As discussed below, this number is subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events. A total of 276,551 shares remain available under the Current Plan, of which an indeterminate number, estimated to be approximately 56,100 shares, may be used to settle awards for performance cycles which began in 1998 and 1999. Assuming that this estimated number of shares is used to settle outstanding awards under the Current Plan, the total number of shares available under the 2000 Plan would be 4,220,451 shares, or 4.3% of the shares outstanding on March 6, 2000. Other than the Current Plan and the proposed 2000 Plan, the Company has no plan in effect under which options and stock-based awards may be granted. If shareholders approve the 2000 Plan, the total of the available shares under all plans would be 4,276,551 shares, or 4.4% of the shares outstanding on March 6, 2000.

     Shares subject to forfeited or expired Awards or to Awards settled in cash or otherwise terminated without issuance of shares to the participant, and shares withheld by or surrendered to the Company to satisfy withholding tax obligations or in payment of the exercise price of an

Award, will be deemed to be available for new Awards under the 2000 Plan. These same share counting rules will apply to awards under the Current Plan, for purposes of determining which shares will become available under the 2000 Plan. Under the 2000 Plan, shares subject to an Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary will not count against the number of shares reserved and available. Shares delivered under the 2000 Plan may be either newly issued or treasury shares. On March 6, 2000, the last reported sale price of the Company's Common Stock on the composite tape for New York Stock Exchange-listed securities was $19.1875 per share.

     In addition, the 2000 Plan includes a limitation on the amount of Awards that may be granted to any one participant in a given year in order to qualify Awards as "performance-based" compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, no participant may in any year be granted share-denominated Awards under the 2000 Plan relating to more than his or her "Annual Limit" for each type of Award. The Annual Limit equals 1,000,000 shares plus the amount of the Participant's unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. For purposes of this limitation, options, SARs, restricted stock, deferred stock, and other stock-based awards are separate types of awards subject to a separate limitation. In the case of Awards not relating to shares in a way in which the share limitation can apply, no Participant may be granted Awards authorizing the earning during any year of an amount that exceeds the Participant's Annual Limit, which for this purpose equals $2 million plus the amount of the Participant's unused cash Annual Limit as of the close of the previous year. The Annual Limit for non-share-based Awards is separate from the Annual Limit for each type of share-based Award.

     Adjustments to the number and kind of shares subject to the share limitations and specified in the Annual Limits are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the Common Stock. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to awards intended to qualify as "performance-based" generally must conform to requirements under Section 162(m).

     Eligibility. Executive officers and other associates of the Company and its subsidiaries, and non-associate directors, consultants and others who provide substantial services to the Company and its subsidiaries, are eligible to be granted Awards under the 2000 Plan. In addition, any person who has been offered employment by the Company or a subsidiary may be granted Awards, but such prospective associate may not receive any payment or exercise any right relating to the Award until he or she has commenced employment. At present, approximately 192 persons would be eligible for Awards under the 2000 Plan.

     Administration. The 2000 Plan is administered by the Committee, except that the Board of Directors may appoint any other committee to administer the Plan and may itself act to administer the Plan. The Board of Directors must perform the functions of the Committee for purposes of granting Awards to non-associate directors. (References to the "Committee" below mean the committee or the full Board of Directors exercising authority with respect to a given Award.) Subject to the terms and conditions of the 2000 Plan, the Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of shares to which Awards will relate or the amount of a performance award, specify times at which Awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the Plan, and make all other determinations which may be necessary or advisable for the administration of the Plan. Nothing in the 2000 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and associates, including the executive officers. The 2000 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Plan.

     Stock Options and SARs. The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the excess of the fair market value of a share on the date of exercise or other specified date over the grant price of the SAR. The exercise price of an option and the grant price of a SAR is determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant (except as described below). The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events, generally are fixed by the Committee, subject to a restriction that no ISO, or SAR in tandem therewith, may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares or other property (possibly including notes or obligations to make payment on a deferred basis, or through broker-assisted cashless exercise procedures) or by surrender of other outstanding awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Committee. SARs granted under the 2000 Plan may include "limited SARs" exercisable for a stated period of time following a "change in control" of the Company, as discussed below.

     Restricted and Deferred Stock. The Committee is authorized to make Awards of restricted stock and deferred stock. Prior to the end of the restricted period, shares received as restricted stock may not be sold or disposed of by participants, and may be forfeited in the event of termination of employment. The restricted period generally is established by the Committee. An Award of restricted stock entitles the participant to all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee. Deferred stock gives participants the right to receive shares at the end of a specified deferral period, subject to forfeiture of the Award in the event of termination of employment under certain circumstances prior to the end of a specified restricted period (which need not be the same as the deferral period). Prior to settlement, deferred stock Awards carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents may be paid on such deferred stock.

     Other Stock-Based Awards, Bonus Shares, and Awards in lieu of Cash
Obligations.   The 2000 Plan authorizes the Committee to grant Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares. The Committee will determine the terms and conditions of such Awards, including the consideration to be paid to exercise Awards in the nature of purchase rights, the periods during which Awards will be outstanding, and any forfeiture conditions and restrictions on Awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of the Company's obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify. The number of shares granted to an executive officer or non-associate director in place of salary, fees or other cash compensation must be reasonable, as determined by the Committee.

     Performance-Based Awards. The Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of Awards being granted or becoming exercisable or settleable under the 2000 Plan, or as a condition to accelerating the timing of such events. If so determined by the Committee, in order to avoid the limitations on deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance Awards to named executives will be selected from among the following: (1) growth in revenues or assets; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;
(3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) economic profit; (8) operating margin or gross margin; (9) stock price or total shareholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified water quality standards, environmental or safety standards, market penetration, geographic business expansion goals, cost targets, cost of power, customer satisfaction, associate satisfaction, management of employment practices and associate benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The Committee may specify that any such criteria will be measured before or after extraordinary or non-recurring items, before or after service fees, or before or after payments of Awards under the 2000 Plan. The Committee may set the levels of performance required in connection with performance Awards as fixed amounts, goals relative to performance in prior periods, as goals compared to the performance of one or more comparable companies or an index covering multiple companies, or in any other way the Committee may determine.

     Annual Incentive Awards. The Committee is authorized to grant annual incentive awards, settleable in cash or in shares upon achievement of pre-established performance objectives achieved during a specified period of up to one year. The performance objectives will be one or more of the performance objectives available for other performance awards under the 2000 Plan, as described in the preceding paragraph. As discussed above, annual incentive awards granted to named executives may be intended as "performance-based compensation" not subject to the limitation on deductibility under Code Section 162(m). The Committee generally must establish the performance objectives, the corresponding amounts payable (subject to per-person limits), other terms of settlement, and all other terms of such awards not later than 90 days after the beginning of the fiscal year.

     Other Terms of Awards.  Awards may be settled in cash, shares, other
Awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 2000 Plan. The Committee may condition Awards on the payment of taxes such as by withholding a portion of the shares or other property to be distributed (or receiving previously acquired shares or other property surrendered by the participant) in order to satisfy tax obligations. Awards granted under the 2000 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may permit transfers in individual cases, including for estate planning purposes.

     Awards under the 2000 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in substitution for, exchange for or as a buyout of other Awards under the 2000 Plan, awards under other Company plans, or other rights to payment from the Company, and may exchange or buyout outstanding Awards for cash or other property. The Committee also may grant Awards in addition to and in tandem with other Awards, awards, or rights as well. In granting a new Award, the Committee may determine that the in-the-money value of any surrendered Award or award may be applied to reduce the exercise price of any option, grant price of any SAR, or purchase price of any other Award.

     Vesting, Forfeitures, and Acceleration Thereof. The Committee may, in its discretion, determine the vesting schedule of options and other Awards, the circumstances that will result in forfeiture of the Awards, the post-termination exercise periods of options and similar Awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any Award. In addition, the 2000 Plan provides that, in the event of a Change in Control of the Company, outstanding Awards will immediately vest and be fully exercisable, any restrictions, deferral of settlement and forfeiture conditions of such Awards will lapse, and goals relating to performance-based awards will be deemed met or exceeded to the extent specified in the performance-award documents. A Change in Control means generally (i) any person or group (other than certain members of the Ware family) becomes a beneficial owner of 35% or more of the voting power of the Company's voting securities, (ii) a change in the Board's membership such that the current members, or those elected or nominated by vote of two-thirds of the current members and successors elected or nominated by them, cease to represent a majority of the Board in any period of less than two years, (iii) certain mergers or consolidations substantially reducing the percentage of voting power held by shareholders prior to such transactions, (iv) shareholder approval of a sale or liquidation of all or substantially all of the assets of the Company, and (v) an event that would trigger rights under the Rights Agreement relating to the Common Stock.

     Amendment and Termination of the 2000 Plan. The Board of Directors may amend, alter, suspend, discontinue, or terminate the 2000 Plan or the Committee's authority to grant awards thereunder without shareholder approval unless shareholder approval is required by law, regulation, or stock exchange rule. The Board of Directors may, in its discretion, submit other amendments to shareholders for approval. Under these provisions, shareholder approval will not necessarily be required for amendments which might increase the cost of the 2000 Plan or broaden eligibility. Unless earlier terminated, the 2000 Plan will terminate at such time that no shares reserved under the Plan remain available and the Company has no further rights or obligations with respect to any outstanding Award.

     Awards Subject to Shareholder Approval of the 2000 Plan. Certain Awards have been authorized under the 2000 Plan which are subject to shareholder approval of the Plan. Specifically, long-term, cash-denominated Awards have been granted conditioned upon performance as measured by earnings per share growth and total shareholder return over a three-year performance cycle beginning January 1, 2000. The terms of these awards are similar to past awards under the Current Plan. If earned, the Committee expects that these 2000 Plan Awards will be paid out 75% in the form of restricted stock and 25% in cash. Additional restricted stock will be credited to executives based on the amount of dividends that would have been paid on the restricted stock had it been granted at the beginning of the three-year performance cycle, assuming such amounts had been reinvested in additional shares of restricted stock at the dividend payment date ("Dividend Equivalents"). In addition, the annual incentive award to the Company's Chief Executive Officer for the 2000 performance year has been granted under the 2000 Plan. Finally, in connection with the termination of the Retirement Benefit Policy for Directors, all non-associate directors may elect to convert the present value of their retirement benefit into an aggregate 59,245 shares of deferred stock pursuant to the 2000 Plan, and each non-associate director will receive an annual grant of 425 shares of deferred stock pursuant to the 2000 Plan. The following table sets forth information regarding these initial 2000 Plan Awards:

                               NEW PLAN BENEFITS
                      2000 STOCK AWARD AND INCENTIVE PLAN

                                                                              DOLLAR VALUE ($) OF
                                                                           AWARD THAT MAY BE EARNED
NAME AND POSITION                                                                 AT TARGET*
-----------------------------------------------------------------------  -----------------------------
J. James Barr..........................................................  $  167,700 (annual)
President and Chief Executive Officer..................................  $  167,700 (long-term)
Ellen C. Wolf..........................................................  $   76,060 (annual)
Vice President and Chief Financial Officer.............................  $   57,045 (long-term)
W. Timothy Pohl........................................................  $   40,455 (annual)
General Counsel and Secretary..........................................  $   33,713 (long-term)
Joseph F. Hartnett, Jr.................................................  $   29,745 (annual)
Treasurer..............................................................  $   24,788 (long-term)
Robert D. Sievers......................................................  $   29,745 (annual)
Comptroller............................................................  $   24,788 (long-term)
All Non-Executive Officer Associates as a Group........................  $2,707,920 (annual)
                                                                         $  478,598 (long-term)
All Non-Executive Directors as a Group (14 in number)..................  $  126,438**

------------------
 * Excludes Dividend Equivalents on long-term Awards, the potential amount of which cannot be determined at this time.

** Estimated value of initial annual grant of deferred stock.

     Because future Awards under the 2000 Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such Awards cannot be determined at this time. Information regarding the Company's recent practices with respect to annual, long-term, and stock-based compensation under other plans is presented in the "Summary Compensation Table" above, and in footnote to the Company's financial statements for the year ended December 31, 1999 in the Annual Report which accompanies this Proxy Statement. In the event shareholders do not approve this proposal, the Awards shown in the table above will be canceled, and no other Awards will be granted under the 2000 Plan.

FEDERAL INCOME TAX IMPLICATIONS OF THE 2000 PLAN

     The following is a brief description of the federal income tax consequences generally arising with respect to Awards that may be granted under the 2000 Plan. The grant of an option (including a stock-based award in the nature of a purchase right) or a SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an ISO (except that the alternative minimum tax may apply). Upon exercising an option which is not an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash received.

     Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option generally will result in short- or long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in such shares (generally, the tax "basis" is the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

     The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with options and SARs. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to disposition of the shares.

     With respect to other Awards granted under the 2000 Plan that result in a transfer to the participant of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. Except as discussed below, the Company generally will be entitled to a deduction for the same amount. With respect to Awards involving shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the earliest time the shares or other property become transferable or not subject to a substantial risk of forfeiture. Except as discussed below, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares (e.g., restricted stock) or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property, he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

     As discussed above, compensation that qualifies as "performance-based" compensation is excluded from the $1 million deductibility cap of Code Section 162(m), and, therefore, remains fully deductible by the Company that pays it. Under the 2000 Plan, options granted with an exercise price or grant price at least equal to 100% of fair market value of the underlying shares at the date of grant will be, and Awards which are conditioned upon achievement of performance goals may be, intended to qualify as such "performance-based" compensation. A number of requirements must be met, however, in order for particular compensation to so qualify. Accordingly, there can be no assurance that such compensation under the 2000 Plan will be fully deductible under all circumstances. In addition, other Awards under the 2000 Plan generally will not so qualify, so that compensation paid to certain executives in connection with such Awards may, to the extent it and other compensation subject to Section 162(m)'s deductibility cap exceed $1 million in a given year, be subject to the limitation of Section 162(m).

     The foregoing provides only a general description of the application of federal income tax laws to certain types of Awards under the 2000 Plan. This discussion is intended for the information of shareholders considering how to vote at the annual meeting and not as tax guidance to participants in the 2000 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2000 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

     The Board of Directors recommends that the shareholders vote "FOR" approval of the 2000 Stock Award and Incentive Plan.

                                 PROPOSAL NO. 3

                              RATIFICATION OF THE
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Subject to ratification by shareholders, the Board of Directors, acting upon the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP as independent accountants to audit the books and accounts of the Company at the close of the current fiscal year. PricewaterhouseCoopers LLP acted as independent accountants for the Company for the fiscal year ending December 31, 1999. In the event the appointment of PricewaterhouseCoopers LLP is ratified, it is expected that PricewaterhouseCoopers LLP will also audit the books and accounts of certain subsidiaries of the Company at the close of their current fiscal years. A representative of PricewaterhouseCoopers LLP, whose report on the Company's financial statements appears in the 1999 Annual Report, will be present at the annual meeting and will have the opportunity to make a statement, if the representative desires to do so, and to respond to appropriate questions from shareholders.

     The Board of Directors recommends that the shareholders vote "FOR" the ratification of PricewaterhouseCoopers LLP as independent accountants.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

                            SOLICITATION OF PROXIES

     The Company will bear the cost of solicitation of proxies. Proxies may be solicited by mail, telephone, telegram, facsimile, or in person. The Company may pay banks, brokers or other nominees who hold stock in their names for their expenses in sending soliciting material to their principals. Corporate Investor Communications, Inc. has been retained to assist in the solicitation of proxies at a fee of $5,500, plus reasonable out-of-pocket expenses.

                             SHAREHOLDER PROPOSALS

     Any shareholder who desires to submit a proposal to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to its annual meeting of shareholders in 2001 must submit such proposal in writing to the Company by November 27, 2000. Such proposals should be directed to the General Counsel and Secretary of the Company.

                                FORM 10-K REPORT

     Upon the written request of any person who on the record date was a record owner of stock of the Company, or who represents in good faith that he or she was on such date a beneficial owner of such stock, the Company will send to such person, without charge, a copy of its Annual Report on Form 10-K for 1999, including financial statements and schedules, as filed with the Securities and Exchange Commission. Requests for this report should be directed to: W. Timothy Pohl, General Counsel and Secretary, American Water Works Company, Inc., 1025 Laurel Oak Road, P. O. Box 1770, Voorhees, New Jersey 08043.


                                  By Order of the Board of Directors,

                                  W. TIMOTHY POHL, General Counsel and Secretary


Dated: March 27, 2000

                                   APPENDIX A








                       AMERICAN WATER WORKS COMPANY, INC.

--------------------------------------------------------------------------------

                      2000 STOCK AWARD AND INCENTIVE PLAN

--------------------------------------------------------------------------------

                       AMERICAN WATER WORKS COMPANY, INC.

--------------------------------------------------------------------------------

                      2000 STOCK AWARD AND INCENTIVE PLAN

--------------------------------------------------------------------------------

                                                                                  PAGE
                                                                                  ----
 1.  Purpose....................................................................   A-1

 2.  Definitions................................................................   A-1

 3.  Administration.............................................................   A-3

 4.  Stock Subject to Plan......................................................   A-4

 5.  Eligibility; Per-Person Award Limitations..................................   A-4

 6.  Specific Terms of Awards...................................................   A-5

 7.  Performance Awards, Including Annual Incentive Awards......................   A-9

 8.  Director Retirement Benefits and Stock Compensation........................  A-12

 9.  Certain Provisions Applicable to Awards....................................  A-13

10.  Change in Control..........................................................  A-14

11.  Additional Award Forfeiture Provisions.....................................  A-16

12.  General Provisions.........................................................  A-18

                       AMERICAN WATER WORKS COMPANY, INC.

                      2000 STOCK AWARD AND INCENTIVE PLAN

     1. PURPOSE. The purpose of this 2000 Stock Award and Incentive Plan (the "Plan") is to aid American Water Works Company, Inc., a Delaware corporation (the "Company"), in attracting, retaining, motivating and rewarding associates, non-associate directors, and other persons who provide substantial services to the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for shareholders by closely aligning the interests of Participants with those of shareholders. The Plan authorizes stock-based and cash-based incentives for Participants.

     2. DEFINITIONS. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

     (a) "Annual Incentive Award" means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

     (b) "Award" means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.

     (c) "Beneficiary" means the legal representatives of the Participant's estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant's Award upon a Participant's death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the "Beneficiary" instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant's Award upon such Participant's death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant's spouse shall be subject to the written consent of such spouse.

     (d) "Board" means the Company's Board of Directors.

     (e) "Change in Control" and related terms have the meanings specified in
Section 10.

     (f) "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

     (g) "Committee" means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, directors appointed or serving as members of a Board committee designated as the Committee shall not be associates of the Company or any subsidiary or affiliate. In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee. The full Board may perform any function of the Committee hereunder, in which case the term "Committee" shall refer to the Board.

     (h) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 12(j).

     (i) "Deferred Stock" means a right, granted to a Participant under Section 6(e), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.

     (j) "Dividend Equivalent" means a right, granted to a Participant under
Section 6(g), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

     (k) "Effective Date" means the effective date specified in Section 12(q).

     (l) "Eligible Person" has the meaning specified in Section 5.

     (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

     (n) "Fair Market Value" means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the average of the high and low sales prices per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the day as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported.

     (o) "Incentive Stock Option" or "ISO" means any Option designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto and qualifying thereunder.

     (p) "Option" means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

     (q) "Other Stock-Based Awards" means Awards granted to a Participant under
Section 6(h).

     (r) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

     (s) "Performance Award" means a right, granted to a Participant under Sections 6(i) and 7, to receive Awards or payments based upon performance criteria specified by the Committee.

     (t) "Preexisting Plan" means the Company's Long-Term Performance-Based Incentive Plan.

     (u) "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) and an "outside director" within the meaning of Regulation 1.162-27 under Code Section 162(m).

     (v) "Restricted Stock" means Stock granted to a Participant under Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

     (w) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

     (x) "Stock" means the Company's Common Stock, par value $1.25 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 12(c).

     (y) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c).

     3. ADMINISTRATION.

     (a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 12(b) and other persons claiming rights from or through a Participant, and shareholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-associate directors (authority with respect to other aspects of non-associate director awards is not exclusive to the Board, however).

     (b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to
Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as "performance-based compensation" under Code
Section 162(m) to fail to so qualify.

     (c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or associate of the Company or a subsidiary or affiliate, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or associate of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegatee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

     4. STOCK SUBJECT TO PLAN.

     (a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 12(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) four million, plus (ii) the number of shares that remain available for issuance under the Preexisting Plan after all awards thereunder have been settled, plus (iii) the number of shares subject to awards under the Preexisting Plan that become available in accordance with Section 4(b) after the Effective Date; provided, however, that the total number of shares with respect to which ISOs may be granted shall not exceed the number specified under clause (i) above. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

     (b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Shares subject to an Award or an award under the Preexisting Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available for Awards, and shares withheld in payment of the exercise price or taxes relating to an Award or Preexisting Plan award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award or Preexisting Plan award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company's assumption of the plan or arrangement of the acquired company or business. This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.

     5. ELIGIBILITY; PER-PERSON AWARD LIMITATIONS. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an "Eligible Person" means an associate of the Company or any subsidiary or affiliate, including any executive officer, a non-associate director of the Company, a consultant or other person who provides substantial services to the Company or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective associate may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An associate on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as "performance-based compensation" under Code Section 162(m) under each of Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection, except that the limitation applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award). A Participant's Annual Limit, in any calendar year during any part of which the Participant is then eligible under the Plan, shall equal one million shares plus the amount of the Participant's unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 12(c). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4) (including a Performance Award under Section 7 not related to an Award specified in Section 6), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Participant's Annual Limit, which for this purpose shall equal $2 million plus the amount of the Participant's unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant's Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

     6. SPECIFIC TERMS OF AWARDS.

     (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 12(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

     (b) Options. The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:

         (i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Sections 6(f) and 9(a).

         (ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any ISO or SAR in tandem therewith exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 12(k)), including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including notes and other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including deferred delivery of shares representing the Option "profit," at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

         (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422, including but not limited to, the requirement that no ISO shall be granted more than ten years after the Effective Date.

     (c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

         (i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 10(d) hereof) over
     (B) the grant price of the SAR as determined by the Committee.

         (ii) Other Terms. The Committee shall determine at the date of grant or thereafter the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, and whether or not an SAR shall be free-standing or in tandem or combination with any other Award. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine.

     (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

         (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

         (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

         (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

         (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

     (e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Eligible Persons, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

         (i) Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 12(k)), as determined by the Committee at the date of grant or thereafter.

         (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

         (iii) Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

     (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

     (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons, which are rights to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

     (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

     (i) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with
Section 7.

     7. PERFORMANCE AWARDS, INCLUDING ANNUAL INCENTIVE AWARDS.

     (a) Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as "performance-based compensation" under Code Section 162(m).

     (b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal and other terms set forth in this Section 7(b).

         (i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

         (ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) growth in revenues or assets; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;
     (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) economic profit; (8) operating margin or gross margin; (9) stock price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified water quality standards, environmental or safety standards, market penetration, geographic business expansion goals, cost targets, cost of power, customer satisfaction, associate satisfaction, management of employment practices and associate benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

         (iii) Performance Period; Timing for Establishing Performance
     Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or
     (B) the time 25% of such performance period has elapsed.

         (iv) Performance Award Pool.  The Committee may establish a
     Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with
     Section 7(b)(iv). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

         (v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

     (c) Annual Incentive Awards Granted to Designated Covered Employees. The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as "performance-based compensation" for purposes of Code Section 162(m), and, therefore, its grant, exercise and/or settlement shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 7(c).

         (i) Grant of Annual Incentive Awards. Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that performance period. The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an annual incentive award pool as the means by which Annual Incentive Awards will be measured, provided that the portion of such pool potentially payable to the Covered Employee shall be pre-established. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5.

         (ii) Payout of Annual Incentive Awards. After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Annual Incentive Award.

     (d) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under
Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

     8. DIRECTOR RETIREMENT BENEFITS AND STOCK COMPENSATION.

     (a) Conversion of Retirement Benefit Policy for Directors. In connection with the termination of the Retirement Benefit Policy for Directors effective December 31, 1999, each non-associate director of the Company as of such date was given the right to convert the present value of his or her retirement benefit into Deferred Stock based on the closing price of Stock on December 31, 1999, subject to approval of the Plan by the shareholders of the Company. Deferred Stock awarded pursuant to this Section 8(a) shall be immediately vested, shall carry Dividend Equivalents that are deferred and reinvested in additional Deferred Stock in accordance with Section 6(e)(iii)(B), and shall be settled in Stock on the first business day in January following the year of the director's retirement from the Board or, at his or her prior election, in up to ten installments commencing as of the first business day in January following the year of the director's retirement from the Board.

     (b) Annual Grant of Deferred Stock. Effective as of the end of each annual meeting of shareholders of the Company commencing with the 2000 annual meeting and thereafter, each person who is an Eligible Director shall be granted an award of 425 shares of Deferred Stock in respect of the preceding Award Year except that if the Eligible Director was not a director of the Company for all of such Award Year, the size of the award shall be pro rated based on the number of months in such Award Year during which such Eligible Director was a director of the Company. If an Eligible Director retires, resigns, dies or otherwise ceases to be a director of the Company prior to the end of the annual meeting of shareholders of the Company, there shall be granted, effective as of the first day of the month after such person's termination of service as a director of the Company, an award of 35 shares of Stock for each month during the Award Year such person was a director. For purposes of this Section 8(b), a part of a month shall be treated as a month and the term "Award Year" shall mean the period from the first day of the month after an annual meeting of shareholders of the Company to the beginning of the next annual meeting of shareholders of the Company. Also, the term "Eligible Director" shall mean a director of the Company who at the relevant time is not, and solely for purposes of Section 8(b) has not been within the one year period immediately preceding such time, an associate of the Company or its subsidiaries. Deferred Stock awarded pursuant to this Section 8(b) shall be immediately vested, shall carry Dividend Equivalents that are deferred and reinvested in additional Deferred Stock in accordance with Section 6(e)(iii)(B), and shall be settled in Stock on the first business day in January following the year of the director's retirement from the Board or, at his or her prior election, in up to ten installments commencing as of the first business day in January following the year of the director's retirement from the Board.

     (c) Election to Receive Deferred Stock in Lieu of Cash Compensation. Each non-associate director may elect, in accordance with rules established by the Board and uniformly applied, to receive in Deferred Stock any part of such director's compensation (including retainers, fees for chair positions and meeting attendance fees) otherwise payable in cash. The number of shares of Deferred Stock awarded in lieu of such cash shall be determined by dividing the Fair Market Value of Stock on the date the cash is otherwise payable into the cash amount elected to be received in Deferred Stock. Deferred Stock awarded pursuant to this Section 8(c) shall be immediately vested, shall carry Dividend Equivalents that are deferred and reinvested in additional Deferred Stock in accordance with Section 6(e)(iii)(B), and shall be settled in Stock on the first business day in January following the year of the director's retirement from the Board or, at his or her prior election, in up to ten installments commencing as of the first business day in January following the year of the director's retirement from the Board.

      9. CERTAIN PROVISIONS APPLICABLE TO AWARDS.

     (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Section 12(k), the Committee may determine that, in granting a new Award, the in-the-money value of any surrendered Award or award may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.

     (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(ii).

     (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Section 12(k)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Section 12(k)). Installment or deferred payments may be required by the Committee (subject to Section 12(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

     (d) Exemptions from Section 16(b) Liability.  With respect to a
Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 12(k)) in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

     (e) Loan Provisions. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate, if any, to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

      10. CHANGE IN CONTROL.

     (a) Effect of "Change in Control" on Non-Performance Based Awards. In the event of a "Change in Control," the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under Section 10(b), unless otherwise provided by the Committee in the Award document:

         (i) All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable as of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant or other express election to defer beyond a Change in Control and subject to applicable restrictions set forth in
     Section 12(a);

         (ii) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or service by the Participant other than a termination for "cause" (as defined in any employment or severance agreement between the Company or a subsidiary or affiliate and the Participant then in effect or, if none, as defined by the Committee and in effect at the time of the Change in Control), subject only to applicable restrictions set forth in Section 12(a); and

         (iii) The Committee may, in its discretion, determine to extend to any Participant who holds an Option the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award.

     (b) Effect of "Change in Control" on Performance-Based Awards. In the event of a "Change in Control," with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions will be deemed to be met if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant.

     (c) Definition of "Change in Control." A "Change in Control" shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:

         (i) any Person (other than the Company, any Ware Family Member, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the Common Stock of the Company) becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the 60-day period referred to in Rule 13d-3 under the Exchange
     Act), directly or indirectly, of securities of the Company or any Significant Subsidiary (as defined below), representing 35% of the combined voting power of the Company's or such subsidiary's then outstanding securities;

         (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or
     (iv) of this paragraph) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board;

         (iii) the consummation of a merger or consolidation of the Company or any subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Company (a "Significant Subsidiary") with any other entity, other than a merger or consolidation which would result in the voting securities of the Company or a Significant Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation;

         (iv) the shareholders of the Company approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the Company's shareholders in substantially the same proportions as their ownership of the Company's Common Stock immediately prior to such sale or disposition) in which case the Board shall determine the effective date of the Change in Control resulting therefrom; or

         (v) any "Triggering Event" occurs for purposes of the Rights Agreement by and between American Water Works Company, Inc. and BankBoston, N.A., dated as of February 18, 1999, as amended from time to time.

     For purposes of this definition:

         (A) The term "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act (including any successor to such Rule).

         (B) The term "Person" shall have the meaning ascribed to such term in
             Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including "group" as defined in Section 13(d) thereof.

         (C) The term "Ware Family Member" shall mean any of the following (either individually or in combination): Marian S. Ware, Marilyn Ware, Paul W. Ware, Nancy Ware Wainwright, Rhoda W. Cobb, Rhoda C. Ware, John H. Ware, IV, Carol Ware Gates and their respective spouses, siblings, descendants, or controlled legal entities.

     (d) Definition of "Change in Control Price."  The "Change in Control
Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

      11. ADDITIONAL AWARD FORFEITURE PROVISIONS.

     (a) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee, each Award granted hereunder shall be subject to the following additional forfeiture conditions to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 11(b)(i), (ii), or
(iii) occurs (a "Forfeiture Event"), all of the following forfeitures will result:

         (i) The unexercised portion of the Option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral by the Participant and otherwise is not forfeitable in the event of any termination of service of the Participant) will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

         (ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award (regardless of any elective deferral) that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary or affiliate, or (B) the date that is six months prior to the date the Participant's employment by the Company or a subsidiary or affiliate terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term "Award Gain" shall mean (i) in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii) in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection with such settlement.

     (b) Events Triggering Forfeiture. The forfeitures specified in Section 11(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during the Participant's employment by the Company or a subsidiary or affiliate or during the one-year period following termination of such employment:

         (i) The Participant, acting alone or with others, directly or indirectly, prior to a Change in Control, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or shareholder unless the Participant's interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary or affiliate; (B) induces any customer or supplier of the Company or a subsidiary or affiliate with which the Company or a subsidiary or affiliate has a business relationship to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary or affiliate; or (C) induces, or attempts to influence, any employee of or service provider to the Company or a subsidiary or affiliate to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 11(b)(i), a Participant's interest as a shareholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant's interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

         (ii) The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary or affiliate, any confidential or proprietary information of the Company or any subsidiary or affiliate, including but not limited to, information regarding the Company's current and potential customers, organization, associates, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, associates, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

         (iii) The Participant fails to cooperate with the Company or any subsidiary or affiliate by making himself or herself available to testify on behalf of the Company or such subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary or affiliate in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary or affiliate, as reasonably requested.

     (c) Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 11 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to, competition with the Company and its subsidiaries and affiliates. Rather, the non-occurrence of the Forfeiture Events set forth in Section 11(b) is a condition to the Participant's right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and the Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 11(a) and 11(b).

     (d) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company's right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

      12. GENERAL PROVISIONS.

     (a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

     (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

     (c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 12(k)). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under Section 7 to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

     (d) Tax Provisions.

         (i) Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld.

         (ii) Requirement of Notification of Code Section 83(b) Election.   If
     any Participant shall make an election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States, such Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

         (iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

     (e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company's shareholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to shareholders for approval; and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award.

     (f) Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to, amounts owed under Section 11(a), although the Participant shall remain liable for any part of the Participant's payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 12(f).

     (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

     (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

     (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     (j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b), (c), and
(d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

     (k) Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee's authority under the Plan (including under Sections 9(c), 9(d), 12(c) and 12(d)) is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to fixed accounting with a measurement date at the date of grant or the date performance conditions are satisfied under APB 25 shall not become subject to "variable" accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such "variable" accounting. In addition, other provisions of the Plan notwithstanding, if any right under this Plan would cause a transaction to be ineligible for pooling-of-interests accounting that would, but for the right hereunder, be eligible for such accounting treatment, such right shall be automatically adjusted so that pooling-of-interests accounting shall be available, including by substituting Stock or cash having a Fair Market Value equal to any cash or Stock otherwise payable in respect of any right to cash which would cause the transaction to be ineligible for pooling-of-interests accounting.

     (l) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

     (m) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 12(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

     (n) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person's or Participant's employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and associates, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

     (o) Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

     (p) Awards Under Preexisting Plan. Upon approval of the Plan by shareholders of the Company as required under Section 12(q) hereof, no further awards shall be granted under the Preexisting Plan.

     (q) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the shareholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company entitled to vote on the subject matter at a duly held meeting of shareholders. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

1210-PS-00

     DIRECTIONS TO THE 2000 AMERICAN WATER WORKS COMPANY, INC. ANNUAL
             MEETING TO BE HELD AT THE MANSION ON MAIN STREET


FROM PHILADELPHIA/CENTER CITY:  30 minutes.  Take Ben Franklin Bridge to
Route 70 East. Follow Route 70 East to Route 73 South. Follow 73 South to Evesham Road. Turn right on Evesham Road. Follow 1-1/2 miles, turn left into Main Street Complex. Entrance is on left.

FROM PHILADELPHIA INTERNATIONAL AIRPORT: 40 minutes. Take Walt Whitman Bridge to 42 South to 295 North. Follow to Exit 32 (Haddonfield, Voorhees, Gibbsboro). Turn right on Route 561. Follow 2 miles to Evesham Road. Turn left onto Evesham Road (Mobil Station on left). Follow 2 miles, turn right into Main Street Complex. Entrance is on left.

FROM NORTHEAST PHILADELPHIA: 30 minutes. Take Tacony Palmyra Bridge to Route 73 South. Follow 73 South to Evesham Road. Turn right on Evesham Road. Follow 1-1/2 miles, turn left into Main Street Complex. Entrance is on left.

FROM NORTHERN NEW JERSEY/NEW YORK AREA: 1 hour and 15 minutes. Take New Jersey Turnpike South to Exit 4. Follow to Route 73 South. Follow 73 South to Evesham Road. Turn right on Evesham Road. Follow 1-1/2 miles, turn left into Main Street Complex. Entrance is on left.

FROM DELAWARE/BALTIMORE AREA: 60 minutes. Delaware Memorial Bridge to 295 North. Follow to Exit 32 (Haddonfield, Voorhees, Gibbsboro). Turn right on Route 561. Follow 2 miles to Evesham Road. Turn left onto Evesham Road (Mobil Station on left). Follow 2 miles, turn right into Main Street Complex. Entrance is on left.

FROM ATLANTIC CITY: 50 minutes. Take Atlantic City Expressway to Route 73 North Exit (Tacony Palmyra Bridge). Proceed on Route 73 North, around Berlin Circle, go 2 miles. Turn left on Kresson Road. Follow to second light, Evesham Road. Turn left on Evesham Road and left into Main Street Complex. Entrance is on left.

                                DETACH HERE
--------------------------------------------------------------------------

                                   PROXY

                    AMERICAN WATER WORKS COMPANY, INC.
P
     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
R          FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 4, 2000

O
        The undersigned, hereby revoking any contrary proxy previously
X given, hereby appoints J. James Barr and Marilyn Ware, and each of them, attorneys and proxies, with full power of substitution and
Y revocation, to vote all of the shares of the undersigned in American Water Works Company, Inc. (the "Company") entitled to vote at the annual meeting of shareholders of the Company on May 4, 2000, and at any adjournment thereof, as indicated on the reverse side and in accordance with the judgment of said attorneys and proxies on any other business which may come before the meeting or any such adjournment. Except as otherwise indicated on the reverse side, the undersigned authorizes the proxies appointed hereby to vote cumulatively for such of the nominees (in some circumstances, less than all) as such proxies in their discretion determine if in their judgment such action is necessary to elect as many of the nominees as possible.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, WITH THE DISCRETIONARY AUTHORITY DESCRIBED ABOVE.

SEE REVERSE    CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE
   SIDE                                                         SIDE

[LOGO]   AMERICAN WATER WORKS
         COMPANY, INC.
c/o EquiServe, P. O. Box 9398,
Boston, MA  02205-9398

Vote by Telephone                      Vote by Internet

It is fast, convenient, and            It is fast, convenient, and your
immediate!  Call Toll-Free on          vote is immediately confirmed and
a Touch-Tone Telephone                 posted.
1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:          Follow these four easy steps:

1.  Read the accompanying Proxy        1.  Read the accompanying Proxy
    Statement and Proxy Card.              Statement and Proxy Card.

2.  Call the toll-free number          2.  Go to the Website
    1-877-PRX-VOTE (1-877-779-8683).       http://www.eproxyvote.com/awk
    For shareholders residing outside
    the United States, call 1-201-     3.  Enter your 14-digit Control
    536-8073 on a touch-tone telephone     Number located on your Proxy
    for a collect call.                    Card above your name.

3.  Enter your 14-digit Control        4.  Follow the instructions
    Number located on your Proxy           provided.
    Card above your name.

4.  Follow the recorded instructions.

Your vote in important!                Your vote is important!
Call 1-877-PRX-VOTE anytime!           Go to http://www.eproxyvote.com/awk
                                       anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet Please note that all votes cast via the Telephone or Internet must be cast prior to 5:00 p.m. EDST, May 3, 2000.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

                                DETACH HERE
---------------------------------------------------------------------------

[X] Please mark
    votes as in
    this example.

1.  Election of Directors:
    (01) William O. Albertini, (02) Rhoda W. Cobb,(03) Ray J. Groves,
    (04) Ross A. Webber, (05) Horace Wilkins, Jr.

        FOR                 WITHHELD
        ALL       [ ]       FROM ALL   [ ]
        NOMINEES            NOMINEES

    [ ]___________________________________________________________________
       Withhold vote from the nominees or cumulate vote as indicated on the above line.

2.  Approval of the 2000 Stock Award and Incentive Plan.

        FOR       AGAINST        ABSTAIN
        [ ]         [ ]            [ ]


3. Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants.

        FOR       AGAINST        ABSTAIN
        [ ]         [ ]            [ ]

4. In their discretion, upon other matters as may properly come before the meeting.

             The Board of Directors recommends a vote "FOR" each proposal.

                                                       MARK HERE
                                                       FOR ADDRESS  [ ]
                                                       CHANGE AND
                                                       NOTE TO LEFT

                Please return your signed proxy at once in the enclosed envelope, which requires no postage if mailed in the United States, even though you expect to attend the meeting in person.

                Please date and sign below. If a joint account, each owner should sign. When signing in a representative capacity, please give title. Please sign here exactly as name is printed hereon.

Signature:_______________Date:______ Signature:_______________Date:______